Exhibit 3.61

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WALTER INVESTMENT HOLDING COMPANY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF JUNE, A.D. 2009, AT 2:33 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “WALTER INVESTMENT HOLDING COMPANY” TO “WALTER INVESTMENT HOLDING COMPANY, LLC”, FILED THE FIFTH DAY OF AUGUST, A.D. 2011, AT 10 O’CLOCK A.M.

CERTIFICATE OF FORMATION, FILED THE FIFTH DAY OF AUGUST, A.D. 2011, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “WALTER INVESTMENT HOLDING COMPANY, LLC”.

4700741 8100H 131368444	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 0939882 DATE: 12-03-13

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:56 PM 06/19/2009 FILED 02:33 PM 06/19/2009 SRV 090632821 – 4700741 FILE

CERTIFICATE OF INCORPORATION

OF

WALTER INVESTMENT HOLDING COMPANY

*****

1.	The name of the corporation is: WALTER INVESTMENT HOLDING COMPANY

2.	The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

3.	The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	The total number of shares of stock which the corporation shall have authority to issue is: one thousand (1,000) and the par value of each of such shares is no dollars and one cent ($0.01).
5.	The name and mailing address of each incorporator is as follow:

NAME	MAILING ADDRESS
Stuart D. Boyd	4211 W. Boy Scout Blvd.
Tampa, FL 33607-5724

6.	The corporation is to have perpetual existence.

7.	In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8.	Elections of directors need not be by written ballot unless the by-laws of the corporation shall provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the General Corporation Law of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the General Corporation Law of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9.	The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10.	A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 19th day of June, 2009.

Stuart D. Boyd

DE001 - 1/25/06 C T System Online

State of Delaware Secretary of State Division of Corporations Delivered 10:00 AM 08/05/2011 FILED 10:00 AM 08/05/2011 SRV 110893878 – 4700741 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Delaware .

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware .

3.)	The date the corporation first formed is June 19, 2009 .

4.)	The name of the Corporation immediately prior to filing this Certificate is Walter Investment Holding Company .

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Walter Investment Holding Company, LLC .

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 4th day of August     , A.D. 2011     .

By:
Authorized Person

Name:	Stuart D. Boyd, Secretary Print or Type

DE112 - 08/27/2007 C T System Online

State of Delaware Secretary of State Division of Corporations Delivered 10:00 AM 08/05/2011 FILED 10:00 AM 08/05/2011 SRV 110893878 – 4700741 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Walter Investment Holding Company, LLC

•	Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington Zip Code 19801 .

The name of its Registered agent at such address is The Corporation Trust Company    .

•	Third: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 4th day of August         , 2011        .

By:
Authorized Person(s)

Name:	Stuart D. Boyd, Secretary Typed or Printed